Exhibit 99.1

KORE Announces Completion of Comprehensive Debt Refinancing and Strategic Investment

ATLANTA – November 16, 2023 – KORE Group Holdings, Inc. (NYSE: KORE, KORE.WS) (“KORE” or the “Company”), the global pure-play Internet of Things (“IoT”) hyperscaler and provider of IoT Connectivity, Solutions and Analytics, today announced that it has completed its previously announced transactions to refinance its approximately $300 million term loan with the issuance of a new $185 million five-year term loan from Whitehorse Capital (“Whitehorse”) and a $150 million strategic investment from funds advised by Searchlight Capital Partners, L.P. (“Searchlight”). As part of the transaction, Searchlight has appointed two members to the Company’s Board of Directors.

These transactions:

•	Reduce KORE’s debt by almost $120 million

•	Extend KORE’s debt maturity, with no material debt maturities until the second half of 2028

•	Reduce cash interest expenses by approximately $14 million per year, positioning KORE to be free cash flow positive

•	Add approximately $15 million in cash to KORE’s balance sheet, providing flexibility to continue pursuing accretive M&A opportunities

•

Add two representatives to the Board of Directors from Searchlight – David Fuller, Operating Partner and Andrew Frey, Partner – who bring deep expertise in the communications and technology sectors. Prior to joining Searchlight, Mr. Fuller was President of Rogers Wireless and also held a number of executive roles at TELUS Corporation. Mr. Frey has invested in the communications, media and technology sectors for the last 20 years, and is currently involved with Searchlight’s investments in Ziply Fiber, LLC, Consolidated Communications Holdings, Inc., Uniti Group Inc., and Mitel Networks Corporation

“Over the past several months, we have focused on reducing our debt and strengthening the Company’s balance sheet,” said Romil Bahl, President and CEO of KORE. “We are pleased to have supportive partners in Whitehorse and Searchlight, who have provided us capital to achieve the Company’s objectives.”

Continued Bahl, “It is an exciting time for KORE, as we have significantly improved our balance sheet by reducing our total debt, extending our debt maturities, and, importantly, increasing the Company’s ongoing cash generation and cash position, resulting in increased flexibility. These actions, in combination with the involvement of a knowledgeable communications investor in Searchlight, will help KORE capitalize on the many exciting growth opportunities we see in our markets and have greatly enhanced our ability to create long-term shareholder value”.

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Searchlight Makes a $150 Million Strategic Investment in KORE via Preferred Stock

Searchlight Capital has made a $150 million strategic investment in the form of non-convertible preferred stock with a ten-year maturity and 13% per annum dividend rate. Additionally, an affiliate of Searchlight has been issued penny warrants to purchase 11.8 million shares of common stock. Proceeds from the Searchlight investment were used for debt repayment, transaction fees, and expenses, resulting in KORE having additional cash for general corporate purposes.

“Searchlight has been looking for the right opportunity to invest in the IoT market, a high-growth segment of communications with increasing strategic importance as 5G networks become more prevalent globally. In KORE, we believe we have found a best-in-class operating business with an experienced management team. KORE has a strong competitive position in IoT and many exciting organic and acquisition-related growth opportunities. We look forward to working with Romil and his team, as well as the Company’s Board of Directors, to drive long-term value creation for all stakeholders,” said Andrew Frey, Partner at Searchlight.

Term Loan Refinancing Reduces Debt and Extends Debt Maturity

With the closing of the transactions, KORE has reduced its term loan debt from approximately $300 million to $185 million, thereby reducing its first lien leverage ratio from 5.2x to 3.2x trailing twelve months (TTM) Adjusted EBITDA and reducing total debt leverage ratio from 7.3x TTM Adjusted EBITDA to 5.3x. The $185 million, five-year senior secured term loan facility with Whitehorse Capital bears an initial interest rate of the Secured Overnight Financing Rate (SOFR) plus 650 basis points. The term loan agreement allows for a 25 basis point interest rate reduction with every 0.5x reduction in KORE’s first lien leverage ratio up to a maximum rate reduction of 50 basis points. Whitehorse Capital will also hold a $25 million revolving credit facility, which will be undrawn at closing.

Bahl concluded, “KORE has deleveraged, strengthened its balance sheet, and increased cash flow flexibility. KORE is now in a better position from both a financial and growth perspective than at any other time since the Company went public over two years ago. Our strengthened balance sheet, 80% recurring revenue, and growing global sales pipeline position KORE for growth and tremendous long-term shareholder value creation over the Decade of IoT.”

TD Cowen acted as exclusive financial advisor to the Company in connection with its strategic equity investment. UBS Investment Bank acted as exclusive Debt Advisor on the Term Loan refinancing. Kirkland & Ellis LLP acted as legal advisor to the Company in connection with the refinancing transactions. Wachtell, Lipton, Rosen & Katz acted as Searchlight’s legal advisor. Paul Hastings LLP acted as Whitehorse’s legal advisor.

About KORE

KORE is a pioneer, leader, and trusted advisor delivering mission-critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit www.korewireless.com.

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About Searchlight

Searchlight is a global private investment firm with approximately $12 billion in assets under management and offices in New York, London and Toronto. Searchlight seeks to invest in businesses where its long-term capital and strategic support accelerate value creation for all stakeholders. For more information, please visit www.searchlightcap.com.

Cautionary Note on Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include but are not limited to, statements regarding benefits and use of proceeds of the preferred stock investment by Searchlight and the Company’s new term and revolving credit facilities, statements relating to the Company’s debt, debt maturity, operating cash flow, balance sheet, interest expense, cash position, estimates and forecasts of revenue, margin, adjusted EBITDA and other financial and performance metrics, projections of market opportunity and conditions, potential revenue opportunities in KORE’s sales funnel, and related expectations. These statements are based on various assumptions and on the current expectations of KORE’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of KORE. These forward-looking statements are subject to a number of risks and uncertainties, including general economic, financial, legal, political, and business conditions and changes in domestic and foreign markets; the potential effects of COVID-19; risks related to the satisfaction of all conditions precedent and closing conditions in the definitive agreements for the term loan and revolving credit facilities and the preferred stock investment; risks related to the rollout of KORE’s business and the timing of expected business milestones; risks relating to the integration of KORE’s acquired companies, including the acquisition of Twilio’s IoT business, changes in the assumptions underlying KORE’s expectations regarding its future business; our ability to negotiate and sign a definitive contract with a customer in our sales funnel; our ability to realize some or all of the TCV of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; the effects of competition on KORE’s future business; and the outcome of judicial proceedings to which KORE is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that KORE presently does not know or that KORE currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect KORE’s expectations, plans, or forecasts of future events and views as of the date of this press release. KORE anticipates that subsequent events and developments will cause these assessments to change. However, while KORE may elect to update these forward-looking statements at some point in the future, KORE specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing KORE’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

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KORE Investor Contact:	KORE Media Contact:
Charley Brady	Carla Deisenroth
Vice President, Investor Relations	Vice President, Strategy & Marketing
cbrady@korewireless.com	cdeisenroth@korewireless.com
+1-678-392-2386	+1-248-982-2759

Searchlight Media Contact:
Prosek Partners
pro-searchlight@prosek.com
+1 857 302 3712

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